Y
Exhibit 99.1
AXT, Inc. First Quarter 2023 Results
April 27, 2023
Page 1 of 7

AXT, Inc. Announces First Quarter 2023 Financial Results

FREMONT, Calif., April 27, 2023 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the first quarter, ended March 31, 2023.

Management Qualitative Comments

“As expected, revenue took a step back in Q1 as a result of the inventory correction that we began to see late last summer,” said Morris Young, chief executive officer. “Despite lower revenues, we feel confident in our market position and strong customer relationships. We have continued to focus on manufacturing efficiencies, and are having increasing success in our recycling efforts, which benefited our gross margin performance. As we look forward, we believe that the trends that have driven our revenue and customer expansion remain intact. We continue to excel in our technical capabilities and are readying our business to support new applications and future growth. Further, we continue to work towards improving our efficiency, and are focusing on accelerating our return to profitability.”

First Quarter 2023 Results

In order to provide better clarity on its operational and financial results, AXT began reporting its financial results on both a GAAP and non-GAAP basis in the third quarter of 2021. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the first quarter of 2023 was $19.4 million, compared with $26.8 million for the fourth quarter of 2022 and $39.7 million for the first quarter of 2022.

●	GAAP gross margin was 26.3 percent of revenue for the first quarter of 2023, compared with 32.1 percent of revenue for the fourth quarter of 2022 and 33.6 percent for the first quarter of 2022.

●	Non-GAAP gross margin was 26.9 percent of revenue for the first quarter of 2023, compared with 32.5 percent of revenue for the fourth quarter of 2022 and 33.8 percent for the first quarter of 2022.

●	GAAP operating expenses were $9.5 million for the first quarter of 2023, compared with $9.6 million for the fourth quarter of 2022 and $9.6 million for the first quarter of 2022.

AXT, Inc. First Quarter 2023 Results
April 27, 2023

●	Non-GAAP operating expenses were $8.7 million for the first quarter of 2023, compared with $9.0 million for the fourth quarter of 2022 and $8.6 million for the first quarter of 2022.

●	GAAP operating profit/(loss) for the first quarter of 2023 was an operating loss of ($4.4) million, compared with an operating loss of ($1.0) million for the fourth quarter of 2022 and an operating profit of $3.7 million for the first quarter of 2022.

●	Non-GAAP operating profit/(loss) for the first quarter of 2023 was an operating loss of ($3.5) million, compared with an operating loss of ($0.3) million for the fourth quarter of 2022 and an operating profit of $4.8 million for the first quarter of 2022.

●	Non-operating income and expense, taxes and minority interest for the first quarter of 2023 was a net gain of $1.1 million, compared with a net gain of $2.3 million in the fourth quarter of 2022 and an expense of $0.5 million for the first quarter of 2022.

●	GAAP net income/(loss) in the first quarter of 2023 was a loss of ($3.3) million, or ($0.08) per share, compared with net income of $1.3 million or $0.03 per share for the fourth quarter of 2022 and net income of $3.2 million or $0.07 per share for the first quarter of 2022.

●	Non-GAAP net income/(loss) in the first quarter of 2023 was net loss of ($2.4) million, or ($0.06) per share, compared with net income of $2.1 million or $0.05 per share in the fourth quarter of 2022 and net income of $4.3 million or $0.10 per share for the first quarter of 2022.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (888) 300-4150 (passcode 7175811). The call will also be

AXT, Inc. First Quarter 2023 Results
April 27, 2023

simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 7175811) until May 11, 2023. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

AXT, Inc. First Quarter 2023 Results
April 27, 2023

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including technology trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our relocation, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

###

FINANCIAL TABLES TO FOLLOW

AXT, Inc. First Quarter 2023 Results
April 27, 2023

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022

Revenue	$19,405	$39,653
Cost of revenue	14,295	26,345
Gross profit	5,110	13,308
Operating expenses:
Selling, general and administrative	5,952	6,450
Research and development	3,595	3,159
Total operating expenses	9,547	9,609
Income (loss) from operations	(4,437)	3,699
Interest expense, net	(397)	(183)
Equity in income of unconsolidated joint ventures	1,034	1,125
Other income (expense), net	282	(9)
Income (loss) before provision for income taxes	(3,518)	4,632
Provision for income taxes	148	660
Net income (loss)	(3,666)	3,972
Less: Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	318	(807)
Net income (loss) attributable to AXT, Inc.	$(3,348)	$3,165
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.08)	$0.07
Diluted	$(0.08)	$0.07
Weighted-average number of common shares outstanding:
Basic	42,498	41,871
Diluted	42,498	42,662

AXT, Inc. First Quarter 2023 Results
April 27, 2023

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$35,436	$34,948
Restricted cash	9,457	6,400
Short-term investments	7,016	9,339
Accounts receivable, net	21,345	29,252
Inventories	91,678	89,629
Prepaid expenses and other current assets	12,070	13,977
Total current assets	177,002	183,545
Long-term investments	1,642	2,118
Property, plant and equipment, net	162,524	161,017
Operating lease right-of-use assets	1,659	1,761
Other assets	23,796	21,631
Total assets	$366,623	$370,072
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,766	$10,084
Accrued liabilities	13,201	18,164
Bank loans	52,821	47,078
Total current liabilities	72,788	75,326
Noncurrent operating lease liabilities	1,275	1,322
Other long-term liabilities	4,222	3,678
Total liabilities	78,285	80,326

Redeemable noncontrolling interests	44,920	44,846

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	44	44
Additional paid-in capital	236,192	235,308
Accumulated deficit	(17,507)	(14,159)
Accumulated other comprehensive loss	(2,260)	(3,118)
Total AXT, Inc. stockholders’ equity	220,001	221,607
Noncontrolling interests	23,417	23,293
Total stockholders’ equity	243,418	244,900
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$366,623	$370,072

AXT, Inc. First Quarter 2023 Results
April 27, 2023

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2023	2022
GAAP gross profit	$5,110	$13,308
Stock-based compensation expense	106	113
Non-GAAP gross profit	$5,216	$13,421

GAAP operating expenses	$9,547	$9,609
Stock-based compensation expense	809	975
Non-GAAP operating expenses	$8,738	$8,634

GAAP income (loss) from operations	$(4,437)	$3,699
Stock-based compensation expense	915	1,088
Non-GAAP income (loss) from operations	$(3,522)	$4,787

GAAP net income (loss)	$(3,348)	$3,165
Stock-based compensation expense	915	1,088
Non-GAAP net income (loss)	$(2,433)	$4,253

GAAP net income (loss) per diluted share	$(0.08)	$0.07
Stock-based compensation expense per diluted share	$0.02	$0.03
Non-GAAP net income (loss) per diluted share	$(0.06)	$0.10

Shares used to compute diluted net income per share	42,498	42,662